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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):        May 21, 2002 (May 20, 2002)

GEORGIA GULF CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9753 (Commission File Number)	58-1563799 (IRS Employer Identification Number)
400 Perimeter Center Terrace, Suite 595, Atlanta, GA (Address of Principal Executive Offices)		30346 (Zip Code)

Registrant's Telephone Number, including area code:        (770) 395-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant.

        On May 20, 2002, the Audit Committee of the Board of Directors of Georgia Gulf Corporation ("Georgia Gulf") voted to dismiss its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), and to engage the services of Deloitte & Touche LLP ("Deloitte & Touche") to serve as Georgia Gulf's independent public accountants for Georgia Gulf's 2002 fiscal year, effective immediately.

        Arthur Andersen's reports on Georgia Gulf's consolidated financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2001 and 2000, and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on Georgia Gulf's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        Georgia Gulf provided Arthur Andersen with a copy of the foregoing disclosures. Attached, as Exhibit 16.1, is a copy of Arthur Andersen's letter, dated May 17, 2002, stating its agreement with such statements.

        During the fiscal years ended December 31, 2001 and 2000 and through the date hereof, Georgia Gulf did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Georgia Gulf's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

        (c) Exhibits.

    16.1
    Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 17, 2002, regarding change in certifying accountant.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2002

Georgia Gulf Corporation
By:	/s/ Joel I. Beerman
Name:	Joel I. Beerman
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 17, 2002, regarding change in certifying accountant.

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX